EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Keith Hall	Brian Regan
	SVP and CFO	VP of Finance
	LendingTree	LendingTree
	(704) 944-8580	(704) 944-8531
	khall@lendingtree.com	bregan@lendingtree.com

LendingTree to Present at the Allen & Company LLC 2003 Arizona Conference

CHARLOTTE, N.C., March 12, 2003 – LendingTree, Inc. (NASDAQ: TREE), the leading online lending exchange, announced that Douglas R. Lebda, founder and CEO, will present today at the Allen & Company LLC 2003 Arizona Conference in Scottsdale, Arizona.

Mr. Lebda will present a business overview for the Company’s lending and real estate products, discuss recent operating and financial results, provide responses to common questions asked about the Company’s business model, and elaborate on its plans to generate a larger share of the consumer lending market.

A copy of the presentation can be accessed on the LendingTree website at www.lendingtree.com in the About LendingTree-Investor Relations section. As noted there, the presentation shall not be deemed an offer or a solicitation of an offer to buy securities of LendingTree. For more information, please contact LendingTree Vice President of Finance, Brian Regan, via e-mail at bregan@lendingtree.com or phone at (704) 944-8531.

About LendingTree, Inc.
Founded in 1996, LendingTree (NASDAQ: TREE) is the leading online lending Exchange that connects consumers, Lenders, REALTORS®, and related service providers. The LendingTree Exchange is made up of more than 190 banks, lenders, and brokers (Lenders) and has facilitated nearly $40 billion in closed loans since inception. More than 8 million consumers have accessed the LendingTree Exchange through the Company’s site at www.lendingtree.com and through online and offline partners. Loans available via the LendingTree Exchange include home mortgage, home equity, automobile, personal, debt consolidation, and credit cards. LendingTree is the No. 1 brand in the online lending market for consumers, with 67 percent national awareness. The LendingTree Lend-X technology has been cited as ‘the platform of choice’(a) for online lending and has been adopted by industry leaders to power their online lending initiatives. The LendingTree Realty Services offering connects consumers to a nationwide network of approximately 9,000 REALTORS®. The Company’s services and products are specifically designed to empower consumers, Lenders, and related service providers throughout the lending process, delivering convenience, choice, and excellent value.

(a) Resuscitating Mortgage Lending. Forrester Research, March 2001

REALTOR® — A registered collective membership mark that identifies a real estate professional who is a member of the National Association of REALTORS® and subscribes to its strict Code of Ethics.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include statements regarding: projected future revenues, projected future earnings, and optimism about the results of certain strategic initiatives, including optimism about facilitating a larger share of the consumer lending market over the next five years. These statements are based on management’s current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. The forward-looking statements contained herein speak only as of today’s date, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statements. If LendingTree does update or correct one or more of these statements, you should not conclude that the Company will make additional updates or corrections. The Company’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company’s business, which include, but are not limited to: variations in consumer demand or acceptance; the willingness of lending institutions to offer their products over the Internet; further changes in the Company’s relationships with existing lenders, companies, and/or strategic partners; the Company’s ability to attract and integrate new lending companies and strategic partners; implementation of competing Internet strategies by existing and potential lending participants; implementation and acceptance of new product or service offerings, consumer lending industry regulation; competition in all aspects of the Company’s business; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company’s filings with the Securities and Exchange Commission.

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